Exhibit 10.5

Amendment No. 1 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Harry C. Hagerty (“Employee”) are parties (the “Parties”) to an Employment Agreement dated May 1, 2017 (the “Employment Agreement”); and

WHEREAS the Company and Employee desire to modify certain terms of the Employment Agreement;

NOW THEREFORE, the Parties agree as follows:

1.      The Base Salary listed under the Compensation and Benefits section of Exhibit A to the Employment Agreement shall be increased to an annual rate of $200,000.00, effective retroactive to January 1, 2018.

This Amendment No. 1 shall become part of and subject to the terms of the Agreement which, except as modified hereby, remains unchanged and in full force and effect.  To the extent that the terms and conditions expressly set forth in this Amendment No. 1 conflict with the terms and conditions of the Agreement, the terms and conditions expressly set forth in this Amendment No. 1 shall prevail.  Unless otherwise defined in this Amendment No. 1, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 with an effective date of January 11, 2018.

GALAXY GAMING, INC.                                       HARRY C. HAGERTY

By: /s/ Todd P. Cravens                              By:   /s/ Harry C. Hagerty

Name: Todd P. Cravens                                             Name: Harry C. Hagerty

Title: CEO        Employee